UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2016
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on May 8, 2014, Cardiovascular Systems, Inc. (the “Company”) received a letter from the U.S. Attorney’s Office for the Western District of North Carolina (the “Department of Justice”) stating that it is investigating the Company to determine whether it had violated the False Claims Act (“FCA”), and on July 8, 2015, the complaint underlying the Department of Justice’s investigation, which was filed by Travis Thams (the “relator”), was unsealed. On December 14, 2015, the United States District Court for the Western District of North Carolina, Charlotte Division (the “Court”), granted the Company’s motion to extend the time to file a response to the complaint to March 25, 2016. The Company’s prior disclosures regarding this matter are incorporated herein by reference, including in the Company’s Form 10-K for the year ended June 30, 2015 and in its Forms 8-K filed November 4, 2015 and December 15, 2015.

On March 16, 2016, the Company, along with the relator and with affirmative support from the United States, filed a consent motion to stay or extend the Company’s time to respond to the complaint. In that Consent Motion, the United States and the Company stated that they had reached an agreement in principle to settle the FCA claims in the action and that additional time is needed to negotiate, execute and obtain approvals of all of the parties to the settlement documents. On March 18, 2016, the Court granted the consent motion to stay the action, up to and until May 15, 2016.

The agreement in principle provides that the Company will make a payment of $8,000,000 over a three year period to the United States government, which amount does not include the Company’s share of the relator's counsel fees and expenses. If a settlement agreement is consummated, the Company expects that a stipulation of dismissal will be filed resolving the FCA claims in the action.

The agreement in principle is subject to the negotiation of definitive documentation, and there can be no assurance that the Company, the government and the relator will agree on the definitive documentation within the stay period on the terms of the agreement in principle, or at all.

Safe Harbor

Certain statements in this Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements include all statements based on future expectations. This Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding the agreement in principle, resolution of the claims in the complaint, dismissal of the claims, and finalization of definitive documentation. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the ability of the parties to negotiate and agree upon the definitive documentation and actions of the court and other governmental entities. Additional risks and uncertainties are described more fully in the Company’s Form 10-K filed with the SEC on August 27, 2015 and subsequent reports on Form 10-Q. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov. The Company cannot provide assurance that the forward-looking statements in this Form 8-K will prove to be accurate. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the inaccuracy may be material. Other than as required by law, the Company undertakes no obligation to update these forward-looking statements, even though the Company’s situation may change in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2016

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer